THIS OPTION IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN A CERTAIN INVESTMENT AGREEMENT DATED AS OF SEPTEMBER 21, 1994, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.


                                    OPTION

to Purchase up to 736,667 shares of Common Stock of Central Mortgage Bancshares, Inc.

            This is to certify that, for value received, Mercantile Bancorporation Inc. ("Recipient") is entitled to purchase, subject to the provisions of this Option, from Central Mortgage Bancshares, Inc. (the "Issuer"), at any time on or after the date hereof, an aggregate of up to 736,667 fully paid and non-assessable shares of common stock, $1.00 par value (the "Common Stock"), of Issuer at a price of $18.50 per share, subject to adjustment as provided herein and in the Agreement (as hereinafter defined) (the "Exercise Price").

            1.    Exercise of Option.  Subject to the provisions hereof and
                  -------------------
of the Investment Agreement of even date herewith by and between Recipient and Issuer (the "Agreement"), this Option may be exercised in whole or in part, at any time or from time to time on or after the occurrence of a Triggering Event (as defined in the Agreement). This Option shall be exercised by presentation and surrender hereof to Issuer at the principal office of Issuer, accompanied by (i) a written notice of exercise, (ii) payment to Issuer, for the account of Issuer, of the Exercise Price for the number of shares of Common Stock specified in such notice, and (iii) a certificate of Recipient stating the event or events that have occurred which entitle Recipient to exercise this Option. The Exercise Price for the number of shares of Common Stock specified in the notice shall be payable in immediately available funds.

            Upon such presentation and surrender, Issuer shall issue promptly (and within one business day if requested by Recipient) to Recipient the shares of Common Stock to which Recipient is entitled hereunder.

            If this Option should be exercised in part only, Issuer shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the rights of Recipient to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by Issuer of this Option, in proper form for exercise, Recipient shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Recipient. The Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges (not including any taxes on Recipient's income or assets), that may be payable in connection with the preparation, issue and delivery of stock certificates pursuant to this Section 1 in the name of Recipient or its assignee,
                 ---------
transferee or designee.

            2.    Reservation of Shares; Preservation of Rights of Recipient.
                  -----------------------------------------------------------
The Issuer agrees (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, terms or conditions to be observed or performed hereunder or under the Agreement by Issuer, (ii) that it will use its best efforts to cooperate fully with Recipient in preparing any such regulatory applications that may be necessary before this Option may be exercised and providing such information to regulators as may be required in order to permit Recipient to exercise this Option and Issuer duly and effectively to issue shares of its Common Stock hereunder, and (iii) that it will promptly take all action necessary to protect the rights of Recipient against dilution as provided herein.

            3.    Fractional Shares.  The Issuer shall not be required to
                  ------------------
issue fractional shares of Common Stock upon exercise of this Option but shall pay for such fraction of a share in cash or by certified or official bank check at the Exercise Price.

            4.    Exchange, Transfer or Loss of Option.  This Option is
                  -------------------------------------
exchangeable without expense, at the option of Recipient, upon presentation and surrender hereof at the principal office of issuer for other Options of different denominations entitling Recipient to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Option" as used herein includes any Options for which this Option may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in case of loss, theft or destruction) of reasonably satisfactory indemnification and upon surrender and cancellation of this Option, if mutilated, Issuer will execute and deliver a new Option of like tenor and date. Any such new Option executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Option so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

            5.    Certain Transactions.
                  ---------------------

                  (A) In case Issuer (a) shall consolidate with or merge into any Person, other than Recipient or one of its Affiliates, and shall not be the continuing or surviving corporation of such consolidation or merger,
(b) shall permit any Person, other than Recipient or one of its Affiliates, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the shares of Common Stock outstanding immediately prior to the merger shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or shall represent less than 50% of the shares of Common Stock immediately after giving effect to the merger, or (c) shall sell or otherwise transfer all or any substantial part of its assets to any Person, other than Recipient or one of its Affiliates, then, and in each such case, the agreement governing such transaction shall make proper provision so that this Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an Option (the "Substitute Option"), at the option of Recipient, of (I) the Acquiring Corporation (as hereinafter defined), (II) any company which controls the Acquiring Corporation, or (III) in the case of a merger described in Clause (A)(b),
                                                           --------------
Issuer, in which case such Option shall be a newly issued Option.

            (B)   The following terms have the meanings indicated:

                  (a) "Acquiring Corporation" shall mean (I) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (II) the corporation merging into Issuer in a merger in which Issuer is the continuing or surviving Person and in connection with which the shares of Common Stock outstanding immediately prior to the merger are changed into or exchanged for stock or other securities of any other Person or cash or any other property or shall represent less than 50% of the shares of Common Stock immediately after giving effect to the merger, and (III) the transferee of all or substantially all of the Issuer's assets or other assets of its subsidiaries;

                  (b) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option;

                  (c) "Assigned Value" shall mean, as appropriate, (I) the Sales Price (as defined in the Agreement) or (II) the highest of the highest price per share of Common Stock at which a tender offer or exchange offer has been made, the highest price per share of Common Stock paid or agreed to be paid therefor by any third party pursuant to an agreement with Issuer and the highest last reported sale price per share of the Issuer's Common Stock within the four-month period immediately preceding the consolidation or merger in question;

                  (d) "Average Price" shall mean the average last reported sale price or closing price, as the case may be, of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the last reported sale price or closing price, as the case may be, of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if
                                                         --------
Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of the common stock issued by the Person merging into Issuer or by any company which controls such Person, as the Recipient may elect;

                  (e) A "Person" shall mean any individual, firm, corporation or other entity and include as well any syndicate or group deemed to be a "person" by Section 13(d)(3)(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (f) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

            (C)   Subject to Subsection (D), the Substitute Option shall
                             ---------------
have the same terms as this Option provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as this Option, such terms shall be substantially similar and in no event less advantageous to Recipient, as determined by Recipient in its sole discretion. The issuer of the Substitute Option shall also enter into an agreement with the Recipient of the Substitute Option in substantially the same form as the Agreement, which shall be applicable to the Substitute Option.

            (D) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which this Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock for which the Substitute Option is exercisable shall be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of Common Stock for which this Option is then exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

            (E) In no event, pursuant to any of the foregoing provisions, shall the Substitute Option be exercisable for a number of shares of Substitute Common Stock that equal more than 19.9% of the aggregate of the outstanding shares of Substitute Common Stock prior to issuance of the stock subject to the Substitute Option.

            6.    Adjustment.  The number of shares of Common Stock
                  -----------
purchasable upon the exercise of this Option and the Exercise Price shall be subject to adjustment from time to time as provided in this Section 6.
                                                            ----------

                  (A) (1) In case Issuer shall pay or make a dividend or other distribution on any class of capital stock of Issuer in Common Stock, the number of shares of Common Stock purchasable upon exercise of this Option shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the date following such distribution.

                  (2) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of this Option at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of this Option at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (3) The reclassification (excluding any transaction in which a Substitute Option would be issued) of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, within the meaning of Clause (2) above.
                                                      ----------

                  (4) The Issuer may make such increases in the number of shares of Common Stock purchasable upon exercise of this Option, in addition to those required by this subsection (A), as shall be determined by its
                          ---------------
Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

                  (B) Whenever the number of shares of Common Stock purchasable upon exercise of this Option is adjusted as herein provided, the Exercise Price shall be adjusted to equal the amount determined by multiplying the Exercise Price in effect immediately prior to such adjustments in the number of shares by a fraction in which the numerator is equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator is equal to the number of shares of Common Stock purchasable after the adjustment.

                  (C)   For the purpose of this Section 6, the term "Common
                                                ----------
Stock" shall include any shares of Issuer of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of Issuer and which is not subject to redemption by Issuer.

            7.    Notice.  (A) Whenever the number of shares of Common Stock
                  -------
for which this Option is exercisable is adjusted as provided in Section 6,
                                                                ----------
Issuer shall promptly compute such adjustment and mail to Recipient a certificate, signed by a principal financial officer of Issuer, setting forth the number of shares of Common Stock for which this Option is exercisable as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective.

            (B) Upon the occurrence of an event which results in this Option becoming convertible into, or exchangeable for, the Substitute Option, as provided in Section 5, each of Issuer and any Acquiring Corporation shall
            ----------
promptly notify Recipient of such event; and, upon receipt from Recipient of its choice as to Issuer of the Substitute Option, each of the Issuer and any Acquiring Corporation shall promptly compute the number of shares of Substitute Common Stock for which the Substitute Option is exercisable and furnish to Recipient a certificate, signed by a principal financial officer of each of Issuer and any Acquiring Corporation, setting forth the number of shares of Substitute Common Stock for which the Substitute Option is exercisable, a computation thereof and when such adjustment will become effective.

            8.    Rights of Recipient.  (A)  Without limiting the foregoing
                  --------------------
or any remedies available to Recipient, it is specifically acknowledged that Recipient would not have an adequate remedy at law for any breach of this Option and will be entitled to specific performance, and injunctive relief against actual or threatened violations, of the obligations of any Person subject to this Option.

                  (B)   Except as provided in Section 1, Recipient shall
                                              ----------
not, by virtue hereof, be entitled to any rights of a shareholder in Issuer.

            9.    Termination.  This Option and the rights conferred
                  ------------
hereunder and pursuant to the Agreement shall terminate on the earlier of

      (a)   (i)   termination of the Merger Agreement (as defined in the
Agreement) pursuant to Sections 7.01(a), 7.01(b), 7.01(c), 7.01(d) or 7.01(g) of the Merger Agreement; or

            (ii)  termination of the Merger Agreement by Issuer pursuant to
Section 7.01(f) of the Merger Agreement where Recipient has materially breached the Merger Agreement and failed to cure such breach within 45 days after notice thereof from Issuer; or

            (iii) termination of the Merger Agreement by Recipient pursuant to
Section 7.01(f) based upon a non-volitional breach of Sections 2.06 through 2.10, 2.13 through 2.18, 2.20 or 2.21 of the Merger Agreement which Issuer has used its best efforts to cure after notice from Recipient; or

      (b)   twelve months after

            (i)   termination by Issuer of the Merger Agreement pursuant to
Section 7.01(e) of the Merger Agreement; or

            (ii)  termination by Recipient of the Merger Agreement pursuant to
Section 7.01(f) of the Merger Agreement if Issuer has materially breached the Merger Agreement and failed to cure such breach within 45 days after notice thereof from Recipient, except for a termination of the Merger Agreement by Recipient based upon a non-volitional breach of Sections 2.06 through 2.10,
2.13 through 2.18, 2.20 or 2.21 of the Merger Agreement which Issuer has used its best efforts to cure after notice from Recipient prior to such termination;

provided, however, that if a Triggering  Event (as defined in the Agreement)
- ------------------
has occurred prior to the termination of this Option, this Option and said rights shall terminate twelve months after the date of the first Triggering Event to occur.

            10.   Governing Law.  This Option shall be governed by, and
                  --------------
interpreted in accordance with, the laws of the State of Missouri.


            Dated as of September 21, 1994.


                                    CENTRAL MORTGAGE BANCSHARES, INC.



                                    By:  /s/ Lynn A. Harmon
                                       ---------------------------------------
                                          Lynn A. Harmon
                                          Chairman and Chief Executive Officer

ATTEST:


  /s/ Robin V. Foster
- -------------------------------------

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